Morgan Stanley Mortgage Securities Trust

Exhibit 77D

The Fund made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on May 16, 2011 (accession number 0001104659-11-029348) and incorporated by reference herein.

The Fund made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on June 13, 2011 (accession number 0001104659-11-034379) and incorporated by reference herein